UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 1, 2026
Date of Report (date of earliest event reported)

MOOG Inc.
(Exact name of registrant as specified in its charter)

NY	1-05129		16-0757636
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

400 Jamison Rd	East Aurora,	New York	14052-0018
(Address of principal executive offices)			(Zip Code)
(716) 652-2000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MOG.A	New York Stock Exchange
Class B common stock	MOG.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On July 6, 2026, Moog Inc. (the “Company”) announced the election of Mr. Carl R. Christenson as a Class A director of the Company, effective July 1, 2026, after increasing the size of the Board of Directors (the “Board”) from nine to ten directors. Mr. Christenson’s initial term will expire at the Company’s next annual meeting of shareholders. A copy of the press release announcing Mr. Christenson’s election to the Board is attached as Exhibit 99.1 and incorporated herein by reference.

Mr. Christenson, age 67, has served as a member of the board of directors of IDEX Corporation (NYSE: IEX) since 2019. Previously, he served as chairman of the board of directors, from 2014 to 2023, and as chief executive officer, from 2009 to 2023, of Altra Industrial Motion Corp. (previously traded under Nasdaq: AIMC).

Mr. Christenson’s compensation for his services as a director will be consistent with that of the Company’s other non-employee directors, as described in the Company’s annual proxy statement filed with the Securities and Exchange Commission on December 19, 2025.

Item 9.01	Financial Statements and Exhibits.
(d)Exhibits

99.1	Press release dated July 6, 2026.
104	Cover Page Interactive Data File (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated:	July 6, 2026	By:	/s/ Nicholas Hart
		Name:	Nicholas Hart
Controller